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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): April 2, 2001
                                                       -------------



                              marchFIRST, Inc.
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



          Delaware                      0-28166                 36-3797833
----------------------------          ------------           ------------------

(State or Other Jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)


    311 South Wacker Drive, Suite 3500, Chicago, Illinois         60606-6618
    -----------------------------------------------------         ----------
           (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code (312) 922-9200
                                                          --------------




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Item 2.     Acquisition or Disposition of Assets.

On April 2, 2001, the Company completed the sale of its Central Region business unit, and certain other offices and assets to divine, inc., a Chicago-based web enterprise solutions company. In exchange for these assets, the Company received $6.25 million in cash, an additional $27.75 million note payable over not more than five years, and up to an additional $39 million payable over five years which is contingent on the unit's future performance. Also on April 2, 2001, the Company announced that it had entered into an agreement with divine for the sale of certain other business units and assets.

On April 12, 2001, the Company completed the sale of its SAP implementation practice, its value-added reseller business and other assets, which include its interest in BlueVector LLC to divine, inc. pursuant to the agreement referred to above. divine did not exercise its option to purchase the Company's HostOne application hosting unit. The purchase price for these business units and assets is $6.25 million in cash, an additional $29.75 million note payable over not more than five years, and up to an additional $16 million payable over five years which is contingent on the units' future performance.

Also, on April 12, 2001 the Company completed the sale of certain other business units, including McKinney & Silver, Inc. and the Company's Salt Lake City office. The aggregate purchase price for these business units was approximately $13.6 million and the assumption of liabilities of approximately $17.0 million.

On April 2, 2001 and April 12, 2001, the Company issued press releases related to these transactions. A copy of the press releases are filed as Exhibits 99.1 and 99.2.

Item 5.   Other Events.

On April 12, 2001 the Company announced that, consistent with its prior public disclosure, it continues in its general inability to satisfy creditor obligations as they become due and continues to suffer from liquidity shortfalls and less than necessary cash reserves. Accordingly, on April 12, 2001 the Company and its domestic subsidiaries and affiliates filed for relief under Chapter 11 of the Federal Bankruptcy Code.

Also on April 12, 2001, the Company announced that it does not intend to file with the SEC an Annual Report on Form 10-K for the year ended December 31, 2000 and that for this and other reasons, believes its stock will be delisted from trading on the Nasdaq National Market.

The press release filed as Exhibit 99.2 describes the bankruptcy filing in greater detail.

Item 7.   Financial Statements and Exhibits.

    (c)   Exhibits

          99.1     Press Release dated April 2, 2001.

          99.2     Press Release dated April 12, 2001.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    marchFIRST, Inc.


Dated: April 13, 2001             By:  /s/ Steven Pollema
                                       ----------------------------------
                                         Steven Pollema
                                         President





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                                 EXHIBIT INDEX
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Exhibit No.        Exhibit
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  99.1             Press Release dated April 2, 2001.

  99.2             Press Release dated April 12, 2001.







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